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                                                                      EXHIBIT 99

                                   (FORD LOGO)

NEWS

CONTACT: Della DiPietro      Eric Mitchell
         313-206-2101        313-845-3302
         ddipietr@ford.com   emitch15@ford.com

FOR IMMEDIATE RELEASE

FORD AND VISTEON REACH DEFINITIVE AGREEMENTS ON TRANSFER OF 23 VISTEON FACILITIES TARGETED FOR OCT. 1

- Major step toward creation of Ford-managed, temporary business entity to be named Automotive Components Holdings, LLC

- New company will take ownership from Visteon of 17 plants and six offices, research centers and other facilities.

- Arrangement protects supply of components to Ford plants while the new entity prepares most of the facilities for sale, allowing Ford to diversify its supply base and expand access to components and technologies with high quality and competitive pricing.

DEARBORN, Mich., Sept. 13, 2005 - Ford and Visteon are one step closer to the expected transfer of 17 plants and six offices, research centers and other facilities in the U.S. and Mexico. The transfer is expected to occur on Oct. 1.

The two companies announced today the completion of definitive agreements, paving the way for a new, temporary, Ford-managed business entity, Automotive Components Holdings, LLC, to take control of the businesses on Oct. 1. Automotive Components Holdings will prepare most of the businesses for sale to companies with the capital and expertise necessary to supply Ford with components and technologies at competitive prices and high quality.

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"The arrangement is a key element of Ford North America's strategy to improve our cost structure while protecting the supply of components," said Al Ver, Ford vice president and chief executive and chief operating officer, Automotive Components Holdings, LLC.

"We are preparing business plans for each business to address the gaps with its key competitors. We must move aggressively and quickly to prepare these operations for sale to companies that can take them forward," Ver added.

The agreements include the financial arrangements previously announced by the parties on May 25 as part of the Memorandum of Understanding, including the support that Visteon will provide to the new entity through service contracts and leased salaried employees.

All of the U.S. employees of Automotive Components Holdings, LLC will be leased employees. About 5,000 Visteon salaried employees, located mostly at facilities that will be part of the transfer, are expected to be assigned by Visteon to work directly with the new company. In addition, about 70 Ford salaried employees will be assigned to the company, as will about 18,000 Ford UAW hourly employees currently working in Visteon facilities. Ford is expected to implement 5,000 buy-outs over time for Ford UAW employees to achieve efficiencies.

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Sept. 13, 2005


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AUTOMOTIVE COMPONENTS HOLDINGS, LLC

Plants - 17
Other facilities - 6

PLANTS

Autovidrio Plant - Mexico - glass
Chesterfield Plant - Chesterfield Twp, MI - seating foam
El Jarudo Plant - Mexico - powertrain
Indianapolis Plant - Indianapolis, IN - steering components
Kansas City VRAP - Kansas City, MO - IP/lamp final assembly/sequencing Lamosa Plants I & II - Mexico - chassis
Milan Plant - Milan, MI - powertrain
Monroe Plant - Monroe, MI - chassis
Nashville Glass Plant - Nashville, TN - glass
Rawsonville Plant - Ypsilanti, MI - powertrain & Rawsonville GTC
Saline Plant - Saline, MI - interiors
Sandusky Plant - Sandusky, OH - lighting/air induction/fuel vapor storage Sheldon Road Plant - Plymouth, MI - climate control
Sterling Plants I & II - Sterling Heights, MI - chassis & Sterling Test Labs Tulsa Glass Plant - Tulsa, OK - glass
Utica Plant - Shelby Twp, MI - interiors, exteriors
Ypsilanti Plant - Ypsilanti, MI - chassis

RESEARCH, TESTING AND OTHER FACILITIES

Bellevue Site - Bellevue, OH - aftermarket parts assembly & distribution Carlite Warehouse - Lebanon, TN - glass distribution center
Commerce Park S. - Bldg D - Dearborn, MI - chassis engineering/glass lab Glass Systems Main Office - Allen Park, MI - glass
Product Assurance Center - Dearborn, MI - R & D, testing
Technical Center-Dearborn, MI - research & product development

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September 13, 2005


Go to http://media.ford.com for news releases and high-resolution photographs.